CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the use of our report dated September 29, 1995 on the financial statements of Templeton Income Fund and Templeton Money Fund, series of Templeton Income Trust, referred to therein, which appears in the 1995 Annual Report to Shareholders and which is incorporated herein by reference, in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A, File No. 33-6510, as filed with the Securities and Exchange Commission.

         We also consent to the  reference to our firm in the  Prospectus  under
the  caption   "Financial   Highlights"  and  in  the  Statement  of  Additional
Information under the caption "Independent Accountants".





                                            /s/ MCGLADREY & PULLEN, LLP
                                                McGladrey & PUllen, LLP


New York,  New York
December 15, 1995


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